LOAN AGREEMENT

November 6, 2015

Paer Tomas Rasmus Norling (the “Lender”) of 2067 Calle Espana, Apt. 2, San Juan, Puerto Rico, US-00911, advanced  USD$200,000 (the “Principal Sum”) to Triton Emission Solutions Inc.(the “Borrower”) of 151 Calle De San Francisco, Suite #201, San Juan, Puerto Rico, US-00901.  The Lender advanced the funds on November 6, 2015.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) commencing November 6, 2015.  The Borrower is liable for repayment of the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Lender acknowledges that the Principal Sum together with accrued Interest is to be repaid not earlier than 90 days following the execution of this Loan Agreement.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a Promissory Note in the attached form.

LENDER	BORROWER
Paer Tomas Rasmus Norling	Triton Emission Solutions Inc.

Per:	Per:

/s/ Paer Tomas Rasmus Norling	/s/ Anders Aasen
Paer Tomas Rasmus Norling	Anders Aasen, CEO

PROMISSORY NOTE

November 6, 2015

Principal Amount:  USD$200,000

FOR VALUE RECEIVED Triton Emission Solutions Inc., (the “Borrower”) of 151 Calle De San Francisco, Suite #201, San Juan, Puerto Rico, US-00901 promises to pay on demand to the order of Paer Tomas Rasmus Norling (the “Lender”) the sum of $200,000 lawful money of United States of America (the “Principal Sum”) together with interest on the Principal Sum from November 6, 2015 (the “Effective Date”) both before and after maturity, default and judgement at the Interest Rate as defined below:

For the purpose of this Promissory Note, Interest Rate means six (6) per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum not earlier than 90 days following the execution of this Promissory Note.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
Triton Emission Solutions Inc.

Per:

/s/ Anders Aasen
Anders Aasen, CEO